                                 Exhibit 5



75 State Street              WARNER & STACKPOLE LLP    Telephone: (617)951-9000
Boston, Massachusetts 02109  COUNSELLORS AT LAW              Fax: (617)951-9151







                                                            May 13, 1997




Vertex Pharmaceuticals Incorporated
130 Waverly Street
Cambridge, MA  02139-4211

Ladies and Gentlemen:

     We have acted as counsel to Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering for issuance by the Company, upon exercise of options awarded and to be awarded under the Company's 1996 Stock and Option Plan (the "Plan"), 2,000,000 shares (the "Shares") of the Common Stock, $.01 par value per share ("Common Stock"), of the Company.

     We have examined the Registration Statement, the Restated
Articles of Organization of the Company and such other documents and records of the Company as we have deemed necessary for the purpose of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     We are members of the bar of the Commonwealth of Massachusetts, and we express no opinion as to any matters insofar as any laws other than Federal laws and the laws of the Commonwealth of Massachusetts may be applicable.

     We assume for purposes of this opinion that the grants of options under the Plan have been or will be made in accordance with the terms and conditions of the Plan.

                           WARNER & STACKPOLE LLP

Vertex Pharmaceuticals Incorporated
May 13, 1997
Page 2



     Based upon the foregoing, we are of the opinion that the Shares are duly authorized and reserved for issuance pursuant to the terms of the Plan, and upon (i) the effectiveness of the Registration
Statement, (ii) payment for the Shares in accordance with the terms of the Plan and (iii) the issuance of certificates therefor by the Company, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,



                              /s/ Warner & Stackpole LLP

                                  Page 9